Exhibit 10.53

EXECUTION VERSION

STANDSTILL AGREEMENT

This Standstill Agreement (this “Agreement”) is dated as of November     , 2010 (the “Effective Date”), by and between General Growth Properties, Inc., a Delaware corporation (the “Company”), Brookfield Retail Holdings LLC, Brookfield Retail Holdings II LLC, Brookfield Retail Holdings III LLC, Brookfield Retail Holdings IV-A LLC, Brookfield Retail Holdings IV-B LLC, Brookfield Retail Holdings IV-C LLC, Brookfield Retail Holdings IV-D LLC and Brookfield Retail Holdings V LP (collectively, “Investor”) and any Brookfield Consortium Member who signs a counterpart signature hereto.

WHEREAS, Brookfield Retail Holdings LLC has entered into that certain Amended and Restated Cornerstone Investment Agreement, effective as of March 31, 2010 (the “Investment Agreement”), that contemplates, among other things, the purchase by Investor and other Brookfield Consortium Members of shares of Common Stock subject to the terms and conditions contained therein;

WHEREAS, the transactions contemplated by the Investment Agreement are intended to assist the Company in its plans to recapitalize and emerge from bankruptcy and is not intended to constitute a change of control of the Company or otherwise give Investor the power to control the business and affairs of the Company;

WHEREAS, as a material condition to the Company’s and Brookfield Retail Holdings LLC’s obligations to consummate the transactions contemplated by the Investment Agreement, the Company and Investor have agreed to execute this Agreement; and

WHEREAS, certain terms used in this Agreement are defined in Section 4.1.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
COMPANY RELATED PRINCIPLES

SECTION 1.1            Board of Directors.  So long as Investor and the Investor Parties, collectively, shall Constructively Own more than ten percent (10%) of the outstanding shares of Common Stock, none of Investor or the Investor Parties shall take any action that is inconsistent with its support for the following corporate governance principles:

(a)           A majority of the members of the Board shall be Independent Directors, where “Independent Director” means a director who satisfies all standards for independence promulgated by the New York Stock Exchange (or the applicable exchange where shares of Common Stock are then listed);

(b)           the Board shall have a nominating committee, a majority of which shall be Disinterested Directors;

(c)           except as regards voting to elect the Purchaser Board Designees (as such term is defined in the Investment Agreement), in connection with any stockholder meeting or consent solicitation relating to the election of members of the Board, if Investor and the Investor Parties, collectively, Beneficially Own a number of shares of Common Stock greater than 10% of the shares of Common Stock outstanding as of the applicable record date, then Investor shall, and shall cause the other Investor Parties to, vote in such election of members of the Board all shares of Common Stock that are Beneficially Owned by the Investor and the Investor Parties in excess of such number of shares of Common Stock in proportion to the Votes Cast;

(d)           the Board shall consist of nine (9) members and not be increased or reduced, unless approved by seventy-five percent (75%) of the Board;

(e)           any Change in Control (other than a transaction contemplated by Section 2.1(b)(ii)) in which a Large Stockholder or its controlled Affiliate is the acquiror or part of the acquiror group or is proposed to be directly or indirectly combined with the Company must be approved by a majority of the Disinterested Directors as if it were a Company Transaction involving such Large Stockholder and by a majority of the voting power of the stockholders (other than such Large Stockholder or its controlled Affiliates); and

(f)            any Change in Control (other than a transaction contemplated by Section 2.2(b)(v)) in which any Large Stockholder or its controlled Affiliate receives per share consideration in its capacity as a stockholder of the Company in excess of that to be received by other stockholders, must be approved by a majority of the Disinterested Directors as if it were a Company Transaction involving such Large Stockholder and by a majority of the voting power of the stockholders (other than such Large Stockholder or its controlled Affiliates).

The Company shall not waive any provisions similar to Sections 1.1(c), (e) or (f) above for any Large Stockholder under any other agreement unless the Company grants a similar waiver under this Agreement.

SECTION 1.2            Voting.

(a)           Subject to Sections 1.1(c), (e) and (f), in connection with any matter being voted on at a stockholder meeting or in a consent solicitation that the Board has recommended that the stockholders of the Company approve, Investor and the other Investor Parties may vote the shares of Common Stock that they Beneficially Own against or in favor of such matter, in their sole and absolute discretion.

(b)           Subject to Sections 1.1(c), (e) and (f), in connection with any matter being voted on at a stockholder meeting or in a consent solicitation that the Board has recommended that the stockholders of the Company not approve, Investor and the other Investor Parties may vote the shares of Common Stock that they Beneficially Own:

(i)    against such matter; or

(ii)   in favor of such matter; provided, however, that if Investor and the other Investor Parties (taken as a whole) Beneficially Own shares of Common Stock that represent more than the Voting Cap of the then-outstanding Common Stock, then, with respect to the shares that account for the excess over the Voting Cap, Investor shall, and shall cause the other Investor Parties to, vote in proportion to the Votes Cast.

(c)           For purposes of Section 1.2(b)(ii), the number of shares of Common Stock that are Beneficially Owned by Investor and the Brookfield Consortium Members shall not include any Common Stock held by any independently operated business unit of Brookfield Asset Management Inc. or any Affiliate thereof (each such independently operated business unit, a “Brookfield Investment Advisor”) (i) in trust for the benefit of persons other than Investor or any Brookfield Consortium Member, (ii) in mutual funds, open- or closed-end investment funds or other pooled investment vehicles sponsored, managed or advised or subadvised by such Brookfield Investment Advisor, (iii) as agent and not principal, or (iv) in any other case where such Brookfield Investment Advisor is disaggregated from Brookfield Asset Management Inc. for the purposes of Section 13(d) of the Exchange Act; provided, however, that (A) in each case, such shares of Common Stock were acquired in the ordinary course of business of the Brookfield Investment Advisor’s respective investment management or securities business and not with the intent or purpose on the part of Investor or the Brookfield Consortium Members of influencing control of the Company or avoiding the provisions of this Agreement and (B) where appropriate, “Chinese walls” or other informational barriers and other procedures have been established.

SECTION 1.3            Related Party Transactions.

(a)           Without the approval of a majority of the Disinterested Directors, Investor shall not, and shall not permit any of the Investor Parties to (and use all reasonable efforts to cause any Affiliate of any Investor Party not to), engage in any Company Transaction.  “Company Transaction” means (i) any transaction or series of related transactions, directly or indirectly, between the Company or any Subsidiary of the Company, on the one hand, and any of the Investor Parties, on the other hand, or (ii) without limiting the Company’s obligation to comply with Sections 1.5 and 1.6 hereof, with respect to the purchase or sale of Common Stock by any of the Investor Parties, any waiver of any limitation or restriction with respect to such purchase or sale in the Charter or the Transaction Documents, including any exemption from the Ownership Limit (as defined in the Charter); provided, however, that none of the following shall constitute a Company Transaction:

(i)    transactions expressly contemplated in the Transaction Documents;

(ii)   customary compensation arrangements (whether in the form of cash or equity awards), expense reimbursement, director insurance coverage and/or indemnification arrangements (and related advancement of expenses) in each case for Board designees, or any use by such persons, for Company business purposes, of aircraft, vehicles, property, equipment or other assets owned or customarily provided to members of the Board by the Company or any of its Subsidiaries;

(iii)  any transaction or series of transactions if the same is in the Ordinary Course of Business and does not involve payments by the Company in excess of $5,000,000 in the aggregate for such transaction or series of transactions; and

(iv)  any transaction among the Company and/or its Subsidiaries and The Howard Hughes Corporation and/or its Subsidiaries.

(b)           Following the Closing (as such term is defined in the Investment Agreement), any decisions by the Company regarding material amendments or modifications of the Plan (as such term is defined in the Investment Agreement) or waivers of the Company’s material rights under the Plan, shall require the approval of the majority of Disinterested Directors to the extent such amendment, modification or waiver relates to any Brookfield Consortium Member’s rights or obligations.

SECTION 1.4          No Other Voting Restrictions.  For the avoidance of doubt, except as restricted herein or in any Transferee Agreement or by applicable Law, Investor and the other Investor Parties may vote the Common Stock that they Beneficially Own in their sole and absolute discretion.

SECTION 1.5          Amendment of the Charter.  The Company hereby agrees that following the Closing Date, without the consent of Investor, the Company shall not amend (or propose to amend) the provisions of the Charter in a manner or take any other action that would:  (a) change the restriction on Beneficial Ownership (as such term is defined in the Charter) of the outstanding capital stock of the Company to a level other than 9.9%; (b) change the restriction on Constructive Ownership (as such term is defined in the Charter) of the outstanding capital stock of the Company to a level other than 9.9%; or (c) change any waiver from the restrictions set forth in the foregoing clauses (a) and (b) granted to any Brookfield Consortium Member in any manner adverse to any Brookfield Consortium Member.  For the avoidance of doubt, nothing in this Section 1.5 shall affect the Board’s discretion to grant to third parties any waivers from the restrictions on Beneficial Ownership or Constructive Ownership (as each term is defined in the Charter) in accordance with the terms of the Charter.

SECTION 1.6          Waiver of Ownership Limited in the Charter.  The Company and the Board shall take all appropriate and necessary action to ensure that the ownership limitations set forth in the Charter shall be waived with respect to Investor, the Brookfield Consortium Members, any Brookfield Investment Advisor and any Person (other than a transferee under Section 2.2(b)(vi) unless such transferee executes a Transferee Agreement) to whom Investor, any Brookfield Consortium Member or any Brookfield Investment Advisor has transferred any of the Common Stock or Warrants in accordance with the terms of this Agreement and the Investment Agreement, provided, insofar as the waiver relates to Investor, a Brookfield Consortium Member, a Brookfield Investment Advisor or any transferee, as the case may be, who Beneficially Owns or Constructively Owns (as each term is defined in the Charter) (or would, following such transfer, Beneficially Own or Constructively Own (as each term is defined in the Charter)) interests in excess of the Stock Ownership Limit or the Constructive Ownership Limit (as each term is defined in the Charter), that the Company has been provided with a certificate containing the representations and covenants set forth on Exhibit D to the Investment Agreement (or, to the extent necessitated by the organizational structure of the party providing such certificate, a certificate substantially similar to such Exhibit D) from such Investor, Brookfield Consortium Member, Brookfield Investment Advisor or transferee, or in the case of a transferee, a certificate containing the representations and covenants set forth on Exhibit D to the Investment Agreement (or, to the extent necessitated by the organizational structure of the party providing such certificate, a certificate substantially similar to Exhibit D) as modified to allow such transferee to own stock or other equity interests in a tenant of the Company or its Subsidiaries to the extent such ownership would not result in (i) the Company or any of its REIT Subsidiaries other than GGP-Natick Trust or GGP Ivanhoe, Inc. recognizing more than $1 million of “related party rent” in any year or (ii) GGP Natick Trust or GGP Ivanhoe, Inc. recognizing more than $100,000 of “related party rent” in any year.  The parties hereto agree that the Company may, in the discretion of the Board, grant to third parties any other waivers from restrictions set forth in the Charter.

ARTICLE II

INVESTOR RELATED COVENANTS

SECTION 2.1            Ownership Limitations.

(a)           Except as provided in Section 2.1(b), Investor agrees that it (together with the other Investor Parties) shall not acquire Economic Ownership of shares of Common Stock that would result in the Investor Parties in the aggregate Economically Owning a percentage of the then-outstanding Common Stock on a Fully Diluted Basis that is greater than the Ownership Cap.  For the avoidance of doubt, no Person shall be in violation of this Section 2.1 as a result of (i) any acquisition by the Company of any Common Stock; (ii) any change in the percentage of the Investor Parties’ Economic Ownership of Common Stock that results from a change in the aggregate number of shares of Common Stock outstanding; or (iii) any change in the number of shares of Common Stock Economically Owned by the Investor Parties as a result of any anti-dilution adjustments to any Equity Securities (as defined in the Investment Agreement) Economically Owned by any Investor Party.

(b)           Notwithstanding Section 2.1(a), any of the Investor Parties may acquire Economic Ownership of shares of Common Stock that would result in the Investor Parties (taken as a whole) having Economic Ownership of a percentage of the then-outstanding Common Stock on a Fully Diluted Basis that is greater than the Ownership Cap under any of the following circumstances:

(i)    acquisitions of shares pursuant to any pro-rata stock dividend or stock distribution effected by the Company and approved by a majority of the Independent Directors; or

(ii)   if such acquisition is pursuant to a tender offer or exchange offer, in each case that includes an offer for all outstanding shares of Common Stock owned by the Target Stockholders, or a merger, consolidation, binding share exchange or similar transaction pursuant to an agreement with the Company, so long as in each case (A) such offer, merger, consolidation, binding share exchange or similar transaction is approved by a majority of the Disinterested Directors or by a special committee comprised of Disinterested Directors (such tender offer or exchange offer, an “Approved Offer”, and such merger, consolidation, binding share exchange or similar transaction, an “Approved Merger”), and (B) in any such Approved Offer, a majority of the Target Shares are tendered into such Approved Offer and not withdrawn prior to the final expiration of such Approved Offer, or in such Approved Merger, a majority of the Target Shares that are voted (in person or by proxy) on the related transaction proposal are voted in favor of such proposal.  As used in this Section 2.1(b)(ii):  “Target Shares” means the then-outstanding shares of Common Stock not owned by the Investor Parties; and “Target Stockholders” means the stockholders of the Company other than the Investor Parties.

(c)           The limitation set forth in Section 2.1(a) may only be waived by the Company if a majority of the Disinterested Directors consent thereto.

SECTION 2.2            Transfer Restrictions.

(a)           Subject to Section 2.2(b), unless approved by a majority of the Independent Directors, Investor shall not, and shall not permit any of the Investor Parties to sell or otherwise transfer or agree to transfer (each of the foregoing, a “Transfer”), directly or indirectly, any shares of Common Stock that are held directly or indirectly by Investor or any of the other Investor Parties if, immediately after giving effect to such Transfer, the Person that acquires such Common Stock (other than any underwriter acting in such capacity in an underwritten public offering of such shares) would, together with its Affiliates, to the actual knowledge (“Knowledge”) of the transferor Beneficially Own more than ten percent (10%) of the then-outstanding Common Stock.  A transferor shall be deemed to have Knowledge of any transferee’s Beneficial Ownership of Common Stock if the transferor has actual knowledge of the identity of the transferee and such Beneficial Ownership has been, at the time of the agreement to transfer, publicly disclosed in accordance with Section 13 of the Exchange Act.

(b)           The limitations in Section 2.2(a) shall not apply, and any Investor Party may Transfer freely:

(i)    to any Person (including any Affiliate of Investor) if such Person (A) has executed and delivered to the Company a Transferee Agreement (as defined below), and (B) has provided the Company with a certificate containing the representations set forth on Exhibit D of the Investment Agreement (or, to the extent necessitated by the organizational structure of the party providing such certificate, a certificate substantially similar to such Exhibit D) as modified to allow such Transferee to own stock or other equity interests in a tenant of the Company or its Subsidiaries to the extent such ownership would not result in (i) the Company or any of its REIT Subsidiaries other than GGP-Natick Trust or GGP Ivanhoe, Inc. recognizing more than $1 million of “related party rent” each year or (ii) GGP-Natick Trust or GGP Ivanhoe, Inc. recognizing more than $100,000 of “related party rent” each year;

(ii)   to one or more underwriters or initial purchasers acting in their capacity as such in a manner not intended to circumvent the restrictions contained in Section 2.2(a);

(iii)  in a sale in the public market, in accordance with Rule 144, including the volume and manner of sale limitations set forth therein;

(iv)  in any Merger Transaction (other than a transaction contemplated by Section 2.2(b)(v) below) or transaction contemplated by clause (iii) of the definition of Change of Control (A) in which (in either case) no Investor Party or Affiliate thererof is the acquiror or part of the acquiring group or is proposed to be combined with the Company and (B) that has been approved by the Board and a majority of the stockholders (it being understood that this clause (iv) does not affect the agreement of the parties under Sections 1.1(e) or 1.1(f));

(v)   in connection with a tender or exchange offer that (A) is not solicited by any Investor Party or its Affiliate (unless such transaction was approved in accordance with Section 2.1(b)(ii)) and in which all holders of Common Stock are offered the opportunity to sell shares of Common Stock and (B) complies with applicable securities laws, including Rule 14d-10 promulgated under the Exchange Act; and

(vi)  in connection with any bona fide mortgage, encumbrance, pledge or hypothecation of capital stock to a financial institution in connection with any bona fide loan.

(c)           No Transfer under Sections 2.2(b)(i) shall be valid unless and until the Transferee Agreement has been executed by the Transferee and delivered to the Company.  For the purpose of this Agreement a “Transferee Agreement” means a new agreement executed between the Company and the Transferee (to which the Investor is not a party) substantially in the form of this Agreement or in such other form as is reasonably satisfactory to the Company except that:

(i)    notwithstanding Section 1.1(c), in connection with any stockholder meeting or consent solicitation relating to the election of members of the Board, any member of a Transferee Group that has executed a Transferee Agreement may vote the shares of Common Stock that it Beneficially Owns in favor of one director candidate in its sole and absolute discretion and regarding any other director candidates in such election, the Transferee must vote in proportion to the Votes Cast; provided that, for the avoidance of doubt, this Section 2.2(c)(i) shall not apply to Brookfield Consortium Members, who shall vote in accordance with Section 1.1(c);

(ii)   references herein to “Investor” shall be deemed to apply to Transferees and references herein to “Brookfield Consortium Members” or “Investor Parties” shall be deemed to apply to the Transferee’s respective Transferee Groups as the context requires (other than in Sections 1.2(c), 1.5 and 3.1); and

(iii)  any obligation on the part of Investor hereunder to cause the Investor Parties to take any action or refrain from taking any action shall only apply to the Investor Parties controlled by the Transferee and the Transferee Agreement shall provide that the Transferee shall use all reasonable efforts to cause Affiliates that the Transferee does not control to take or refrain from taking the action that it is otherwise required to cause under this Agreement.

SECTION 2.3            Purchaser Board Designees.

(a)           Notwithstanding anything contained herein to the contrary, the provisions in Article I (collectively, the “Stockholder Protection Provisions”) shall be suspended and shall not apply in the event that the Purchaser Board Designees that Investor is entitled to designate under the terms of Section 5.10 of the Investment Agreement are not elected at a stockholders’ meeting at which the stockholders voted on the election of such Purchaser Board Designees (any such period, a “Suspension Period”); provided, however, that this Section 2.3(a) shall apply only if Investor has complied with its obligations under Section 5.10 of the Investment Agreement, including Investor’s timely designation of Purchaser Board Designees.  No Suspension Period shall be deemed to occur during any reasonable period of time during which a Purchaser Board Designee is being replaced upon the death, resignation, retirement, disqualification or removal from office of such Purchaser Board Designee.  Any Suspension Period shall end upon the election of the Purchaser Board Designees that Investor is entitled to designate under the terms of Section 5.10 of the Investment Agreement.  At all times other than during a Suspension Period, the Stockholder Protection Provisions shall apply in full force and effect.

(b)           Notwithstanding anything contained herein or in the Investment Agreement, no Person that acquires Common Stock from the Investor Parties or from any other Person shall have any rights of Investor under Section 5.10 of the Investment Agreement with respect to the designation of members of the Board.

ARTICLE III

TERMINATION

SECTION 3.1            Termination of Agreement.  This Agreement may be terminated as follows (the date of such termination, the “Termination Date”):

(a)           as to Investor or any Transferee, if such Person and the Company mutually agree to terminate this Agreement, but only if the Disinterested Directors have approved such termination;

(b)           upon five (5) days notice by the Investor, at any time after (i) the Unaffiliated Stockholders Constructively Own more than seventy percent (70%) of the then-outstanding Common Stock and (ii) the Investor Parties Constructively Own less than fifteen percent (15%) of the then-outstanding Common Stock on a Fully Diluted Basis;

(c)           without any further action by the parties hereto, as to Investor and the Investor Parties, if the Brookfield Consortium Members Constructively Own less than ten percent (10%) of the then-outstanding Common Stock on a Fully Diluted Basis;

(d)           as to any Transferee, if the Transferee Group Beneficially Owns less than 10% of the then-outstanding Common Stock on a Fully Diluted Basis;

(e)           without any other action by the parties hereto, upon the consummation of a Change of Control not involving Investor or an Investor Party as a purchaser of any direct or indirect interest in the Company or any of its assets or properties; provided that the Investor Parties shall not have violated this Agreement in connection with any transaction under this clause; and

(f)            without any other action by the parties hereto, upon the consummation of: (i) a sale of all or substantially all of the assets the Company and its Subsidiaries (determined on a consolidated basis), in one transaction or series of related transactions; or (ii) the acquisition (by purchase, merger or otherwise) by any Person or Group of Beneficial Ownership of voting securities of the Company entitling such Person or Group to exercise ninety percent (90%) or more of the total voting power of all outstanding securities entitled to vote generally in elections of directors of the Company; provided that the Investor Parties shall not have violated this Agreement in connection with any transaction under the preceding clauses (i) and (ii).

SECTION 3.2            Procedure upon Termination.  In the event of termination pursuant to Section 3.1, this Agreement shall terminate on the Termination Date without further action by Investor and the Company.

SECTION 3.3            Effect of Termination.  In the event that this Agreement is validly terminated as provided in this Article III, then each of the parties hereto shall be relieved of their duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to the other party; provided, however, that Article V shall survive any such termination and shall be enforceable hereunder; provided further, however, that nothing in this Section 3.3 shall relieve any party hereto of any liability for a breach of a representation, warranty or covenant in this Agreement prior to the Termination Date.

ARTICLE IV

DEFINITIONS

SECTION 4.1            Defined Terms.  For purposes of this Agreement, the following terms, when used in this Agreement with initial capital letters, shall have the respective meanings set forth in this Agreement:

(a)        “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person.  For the purposes of this Agreement, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

(b)        “Beneficial Ownership” by a Person of any securities means “beneficial ownership” as used for purposes of Rule 13d-3 adopted by the SEC under the Exchange Act; provided, however, to the extent the term “Beneficial Ownership” is used in connection with any obligation on the part of an Investor Party to vote, or direct the vote, of shares of Common Stock, “Beneficial Ownership” by a Person of any securities shall be deemed to refer solely to those securities with respect to which such Person possesses the power to vote or direct the vote.  The term “Beneficially Own” shall have a correlative meaning.

(c)        “Board” means the Board of Directors of the Company.

(d)        “Brookfield Consortium Member” shall have the meaning ascribed thereto in the Investment Agreement.

(e)        “Business Day” means any day other than (i) a Saturday, (ii) a Sunday, or (iii) any day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

(f)         “Change of Control” means any transaction involving (i) a Merger Transaction, (ii) a sale of all or substantially all of the assets the Company and its Subsidiaries (determined on a consolidated basis), in one transaction or series of related transactions, or (iii) the consolidation, merger, amalgamation, reorganization (other than pursuant to the Plan contemplated by the Investment Agreement) of the Company or a similar transaction in which the Company is combined with another Person, unless shares of Common Stock held by holders who are not affiliated with the Company or any entity acquiring the Company remain unchanged or are exchanged for, converted into or constitute solely (except to the extent of applicable appraisal rights or cash received in lieu of fractional shares) the right to receive as consideration Public Stock and the Persons or Group who beneficially own the outstanding Common Stock of the Company immediately before consummation of the transaction beneficially own more than 50% (by voting power) of the outstanding voting stock of the combined or surviving entity or new parent immediately thereafter.

(g)        “Charter” means the Amended and Restated Certificate of Incorporation of the Company effective as of the date hereof.

(h)        “Common Stock”  means the common stock, par value $0.01 per share, of the Company, as authorized by the Charter as of the Effective Date, and any successor security as provided by Section 5.11.

(i)         “Constructive Ownership” of securities by a Person on any date means (A) with respect to Common Stock issuable upon exercise of a Warrant, an interest that would constitute Beneficial Ownership of such Common Stock had the holder of such Warrant delivered the notice contemplated by Section 3.2 of the Warrant Agreement (if applicable) at least 90 days prior to, and had such Warrant been validly exercised on, such date and (B) with respect to any other securities, including Common Stock (other than Common Stock issuable upon exercise of the Warrants), Beneficial Ownership of such securities.  The term “Constructively Own” shall have a correlative meaning.

(j)         “Disinterested Director” means (i) with respect to a Company Transaction or potential Company Transaction, a director who (A) is not Affiliated with, and was not nominated by, any Investor Party or Affiliate of an Investor Party that is a participant in such transaction or potential transaction and (B) who has no personal financial interest in the transaction (other than the same interest, if a stockholder of the Company, as the other stockholders of the Company) and (ii) with respect to any matter other than a Company Transaction, a director who is not Affiliated with, and was not nominated by, any Investor Party.

(k)        “Economic Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has (i) Constructive Ownership or (ii) economic interest in such security as a result of any cash-settled total return swap transaction or any other swap, other derivative or “synthetic” ownership arrangement (in which case the number of securities with respect to which such Person has Economic Ownership shall be determined by the Company in it reasonable judgment based on such Person’s equivalent net long position); provided, however, that for purposes of determining Economic Ownership, a Person shall be deemed to be the Economic Owner of any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the giving of notice or the passage of time, including the giving of notice or the passage of time in excess of sixty (60) days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing), in each case, without duplication of any securities included pursuant to sub-clauses (i) or (ii) above.  For purposes of this Agreement, a Person shall be deemed to be the Economic Owner of any securities Economically Owned by any Group of which such Person is or becomes a member.  The term “Economically Own” shall have a correlative meaning.

(l)         “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same may be amended and shall be in effect from time to time.

(m)       “Fair Market Value” means, with respect to each share of Public Stock,  the average of the daily volume weighted average prices per share of such Public Stock for the ten consecutive trading days immediately preceding the day as of which Fair Market Value is being determined, as reported on the New York Stock Exchange, or if such shares are not listed on the New York Stock Exchange, as reported by the principal U.S. national or regional securities exchange or quotation system on which such shares are then listed or quoted; provided, however, that in the absence of such listing or quotations, the Fair Market Value of such shares shall be the fair market value per share as determined by an Independent Financial Expert appointed for such purpose, using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming such shares are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.

(n)        “Fairholme Standstill Agreement” means the Standstill Agreement, dated as of the date hereof, by and between the Company and The Fairholme Fund.

(o)        “Fully Diluted Basis” means all outstanding shares of the Common Stock assuming the exercise of all outstanding Share Equivalents, without regard to any restrictions or conditions with respect to the exercisability of such Share Equivalents.

(p)        “Governmental Entity” means any (i) nation, region, state, province, county, city, town, village, district or other jurisdiction, (ii) federal, state, local, municipal, foreign or other government, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, court or tribunal, or other entity), (iv) multinational organization or body or (v) body entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature or any other self-regulatory organizations.

(q)        “Group” has the meaning assigned to it in Section 13(d)(3) of the Exchange Act and Rule 13d-5 thereunder.

(r)         “Independent Financial Expert” means a nationally recognized financial advisory firm approved by a majority of the Disinterested Directors.

(s)        “Investor Parties” means (i) with respect to any Brookfield Consortium Member that is a party to this Agreement or has executed a Transferee Agreement, the Brookfield Consortium Members and (ii) with respect to each Transferee that has executed a Transferee Agreement, the applicable Transferee Group; provided, however, that none of the Company, any Subsidiary of the Company or any Brookfield Investment Advisor shall be deemed to be an Investor Party.

(t)         “Large Stockholder” means a Person that is the Beneficial Owner of more than ten percent (10%) of the outstanding shares of Common Stock on a Fully Diluted Basis.

(u)        “Law” means any statutes, laws (including common law), rules, ordinances, regulations, codes, orders, judgments, decisions, injunctions, writs, decrees, applicable to the Company, Common Stock or Investor Parties.

(v)        “Merger Transaction” means any transaction involving the acquisition (by purchase, merger or otherwise) by any Person or Group of Beneficial Ownership of voting securities of the Company entitling such Person or Group to exercise a majority of the total voting power of all outstanding securities entitled to vote generally in elections of directors of the Company.

(w)       “Ordinary Course of Business” means the ordinary and usual course of day-to-day operations of the business of the Company consistent with past practice.

(x)        “Ownership Cap” means (i) with respect to the Brookfield Consortium Members, forty-five percent (45%) and (ii) with respect to each Transferee, the lower of (x) forty-five (45%) of the then-outstanding Common Stock on a Fully Diluted Basis and (y) the sum of five percent (5%) and the percentage of the outstanding Common Stock on a Fully Diluted Basis that the Transferee Economically Owns as of (and after giving effect to) such Transfer.

(y)        “Pershing Standstill Agreement” means the Standstill Agreement, dated as of the date hereof, by and between the Company and Pershing Square Capital Management, L.P., on behalf of Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd., and Pershing Square International V, Ltd.

(z)        “Person” means an individual, a group (including a “group” under Section 13(d) of the Exchange Act), a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a Governmental Entity or any department, agency or political subdivision thereof.

(aa)      “Public Stock” means common stock listed on a recognized U.S. national securities exchange with an aggregate market capitalization (held by non-Affiliates of the issuer) in excess of $1 billion in Fair Market Value.

(bb)     “Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, or any successor rule or regulation hereafter adopted by the SEC, as the same may be amended and shall be in effect from time to time.

(cc)      “SEC” means the Securities and Exchange Commission or any other federal agency then administering the Exchange Act, the Securities Act and other federal securities laws.

(dd)     “Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same may be amended and shall be in effect from time to time.

(ee)      “Share Equivalent” means any stock, warrants, rights, calls, options or other securities exchangeable or exercisable for, or convertible into, shares of Common Stock.

(ff)       “Subsidiary” means, with respect to a Person, any corporation, limited liability company, partnership, trust or other entity of which such Person owns (either alone, directly, or indirectly through, or together with, one or more of its Subsidiaries) 50% or more of the equity interests the holder of which is generally entitled to vote for the election of the board of directors or governing body of such corporation, limited liability company, partnership, trust or other entity.

(gg)     “Transaction Documents” means, individually or collectively, the Investment Agreement or the Warrant.

(hh)     “Transferee” means, any proposed transferee of securities pursuant to Sections 2.2(b)(i) or 2.2(b)(vi).

(ii)        “Transferee Group” means, with respect to (i) any Transferee that is a Brookfield Consortium Member, any Brookfield Consortium Member or (ii) any other Transferee (other than Transferees that are Brookfield Consortium Members), such Transferee, its Affiliates and any Person of which such Transferee is a general partner, managing member or equivalent thereof.

(jj)        “Unaffiliated Stockholders” means, as of the date of the action in question, any Person not Affiliated with Brookfield Asset Management, Inc., Fairholme Capital Management LLC, Pershing Capital Management L.P., any transferee who is a party to a Transferee Agreement, any transferee who is a party to any transferee agreement under the Fairholme Standstill Agreement or Pershing Standstill Agreement or any of their respective Affiliates.

(kk)      “Votes Cast” means the aggregate number of shares of Common Stock that are properly voted for or against any action to be taken by stockholders, excluding any shares if the holder of such shares is contractually required to vote in proportion of the total number of votes cast pursuant to this Agreement, the Fairholme Standstill Agreement, the Pershing Standstill Agreement or any transferee agreement executed hereunder or thereunder.

(ll)        “Voting Cap” means (i) with respect to the Brookfield Consortium Members, 30% and (ii) with respect to any Transferee Group, the lower of (x) 30% of the then-outstanding Common Stock on a Fully Diluted Basis and (y) the sum of 5% and the percentage of the outstanding Common Stock on a Fully Diluted Basis that the Transferee Beneficially Owns as of (and after giving Effect to) such Transfer.

(mm)    “Warrant Agreement” means that certain Warrant Agreement, dated as of the date hereof, by and between the Company and Mellon Investor Services LLC.

(nn)     “Warrants” means the New Warrants (as defined in the Investment Agreement).

ARTICLE V

MISCELLANEOUS

SECTION 5.1            Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be considered given if given in the manner, and be deemed given at times, as follows:  (a) on the date delivered, if personally delivered; (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; or (c) on the next Business Day after being sent by recognized overnight mail service specifying next business day delivery, in each case with delivery charges pre-paid and addressed to the following addresses:

If to Investor, to:

Brookfield Retail Holdings LLC
c/o Brookfield Asset Management Inc.
Brookfield Place, Suite 300
181 Bay Street
P.O. Box 762
Toronto, Ontario M5J 2T3
Canada
Attention: Joseph Freedman
Facsimile: (416) 365-9642

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention:    Marc Abrams, Esq.

                    Gregory B. Astrachan, Esq.

                    Paul V. Shalhoub, Esq.

Facsimile: (212) 728-8111

If to Company, to:

General Growth Properties, Inc.

110 N. Wacker Drive

Chicago, IL 60606
Attention: General Counsel
Facsimile: (312) 960-5485

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153
Attention:    Frederick S. Green, Esq.

                    Malcolm E. Landau, Esq.

Facsimile: (212) 310-8007

SECTION 5.2            Assignment; No Third Party Beneficiaries.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any party without the prior written consent of the other party.  This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.

SECTION 5.3            Prior Negotiations; Entire Agreement.  This Agreement (including the exhibits hereto and the documents and instruments referred to in this Agreement) constitutes the entire agreement of the parties hereto and supersedes all prior agreements, arrangements or understandings, whether written or oral, between the parties hereto with respect to the subject matter of this Agreement.

SECTION 5.4            Governing Law; Venue.  THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT WILL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE.  BOTH PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF, AND VENUE IN, DELAWARE AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.

SECTION 5.5            Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto, and delivered to the other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

SECTION 5.6            Expenses.  Except as otherwise provided in this Agreement, Investor and the Company shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

SECTION 5.7            Waivers and Amendments.  Subject to Section 5.2, this Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by Investor and the Company (with the approval of a majority of the Disinterested Directors) or, in the case of a waiver, by the party waiving compliance, and subject, to the extent required, to the approval of the Bankruptcy Court.  No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege pursuant to this Agreement, nor shall any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.  The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

SECTION 5.8            Construction.

(a)        The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(b)        Unless the context otherwise requires, as used in this Agreement:  (i) “or” shall mean “and/or”; (ii) “including” and its variants mean “including, without limitation” and its variants; (iii) words defined in the singular have the parallel meaning in the plural and vice versa; (iv) references to “written” or “in writing” include in visual electronic form; (v) words of one gender shall be construed to apply to each gender; and (vi) the terms “Article” and “Section” refer to the specified Article or Section of this Agreement.

SECTION 5.9            Severability.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 5.10          Equitable Relief.  It is hereby acknowledged that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed fully by the parties hereto in accordance with the terms specified herein, and that monetary damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto relying hereon in the event that the undertakings and provisions contained in this Agreement were breached or violated.  Accordingly, each party hereto hereby agrees that each other party hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of the undertakings and provisions hereof and to enforce specifically the undertakings and provisions hereof in any court of the United States or any state having jurisdiction over the matter; it being understood that such remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

SECTION 5.11          Successor Securities.  The provisions of this Agreement pertaining to shares of Common Stock shall apply to all shares of Common Stock Beneficially Owned by any Investor Party and any voting equity securities of the Company, regardless of class, series, designation or par value, that are issued as a dividend on or in any other distribution in respect of, or as a result of a reclassification (including a change in par value) in respect of, shares of Common Stock or other shares of the Company which, as provided by this section, are considered as shares of Common Stock for purposes of this Agreement and shall also apply to any voting equity security issued by any company that succeeds, by merger, consolidation, a share exchange, a reorganization of the Company or any similar transaction, to all or substantially all the business of the Company, or to the ownership thereof, if such security was issued in exchange for or otherwise as consideration for or in respect of shares of Common Stock (or other shares considered as shares of Common Stock, as provided by this definition) in connection with such succession transaction.

SECTION 5.12          Voting Procedures.  If, in connection with any stockholder meeting or consent solicitation, Investor or the Brookfield Consortium Members are required under the terms of this Agreement to vote in proportion to Votes Cast, then the parties shall cooperate to determine appropriate procedures and mechanics to facilitate such proportionate voting.

** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK**

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

GENERAL GROWTH PROPERTIES, INC.

By:
Name:
Title:

[Signature Page to BRH Standstill Agreement]

BROOKFIELD RETAIL HOLDINGS LLC

By: Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P., its Managing Member

By:	Brookfield Private Funds Holdings Inc.,
its general partner

By:
Name: Karen Ayre
Title: Vice President

By:
Name: Moshe Mandelbaum
Title: Vice President

[Signature Page to BRH Standstill Agreement]

BROOKFIELD RETAIL HOLDINGS II LLC

By: Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P., its Managing Member

By:	Brookfield Private Funds Holdings Inc.,
its general partner

By:
Name: Karen Ayre
Title: Vice President

By:
Name: Moshe Mandelbaum
Title: Vice President

[Signature Page to BRH Standstill Agreement]

BROOKFIELD RETAIL HOLDINGS III LLC

By: Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P., its Managing Member

By:	Brookfield Private Funds Holdings Inc.,
its general partner

By:
Name: Karen Ayre
Title: Vice President

By:
Name: Moshe Mandelbaum
Title: Vice President

[Signature Page to BRH Standstill Agreement]

BROOKFIELD RETAIL HOLDINGS IV-A LLC

By: Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P., its Managing Member

By:	Brookfield Private Funds Holdings Inc.,
its general partner

By:
Name: Karen Ayre
Title: Vice President

[Signature Page to BRH Standstill Agreement]

BROOKFIELD RETAIL HOLDINGS IV-B LLC

By: Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P., its Managing Member

By:	Brookfield Private Funds Holdings Inc.,
its general partner

By:
Name: Karen Ayre
Title: Vice President

[Signature Page to BRH Standstill Agreement]

BROOKFIELD RETAIL HOLDINGS IV-C LLC

By: Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P., its Managing Member

By:	Brookfield Private Funds Holdings Inc.,
its general partner

By:
Name: Karen Ayre
Title: Vice President

[Signature Page to BRH Standstill Agreement]

BROOKFIELD RETAIL HOLDINGS IV-D LLC

By: Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P., its Managing Member

By:	Brookfield Private Funds Holdings Inc.,
its general partner

By:
Name: Karen Ayre
Title: Vice President

[Signature Page to BRH Standstill Agreement]

BROOKFIELD RETAIL HOLDINGS V LP

By: Brookfield Asset Management Private Institutional Capital Adviser (Canada), L.P., its General Partner

By:	Brookfield Private Funds Holdings Inc.,
its general partner

By:
Name: Karen Ayre
Title: Vice President

[Signature Page to BRH Standstill Agreement]